SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2008

Achillion Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33095	52-2113479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 George Street New Haven, CT		06511
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 624-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14a-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On December 15, 2008, Jean-Francois Formela, M.D. voluntarily resigned from the Board of Directors of Achillion Pharmaceuticals, Inc. (the “Company”).

(d) On December 15, 2008, the Board of Directors of the Company elected Dennis Liotta, Ph.D. as a director to fill the vacancy created upon Dr. Formela’s resignation. Dr. Liotta was designated as a Class I member of the Board of Directors and was elected to serve until the Company’s 2010 Annual Meeting of Stockholders or until his successor is duly elected and qualified. Dr. Liotta is professor of chemistry at Emory University, Atlanta, Georgia. There are no arrangements or understandings between Dr. Liotta and any other person pursuant to which Dr. Liotta was elected as a director and there are no transactions in which Dr. Liotta has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Upon his election, and in accordance with the Company’s director compensation policy, the Board of Directors granted Dr. Liotta an option to purchase 25,000 shares of the Company’s common stock, pursuant to the Company’s 2006 Stock Incentive Plan. The stock options granted to Mr. Liotta are immediately vested and exercisable and have an exercise price equal to $1.05, the closing price of the Company’s common stock reported on the NASDAQ Global Market on December 15, 2008. In addition, Dr. Liotta will receive fees for attending board and committee meetings, each in accordance with the Company’s director compensation policy.

On December 15, 2008, the Compensation Committee of the Board of Directors of Achillion Pharmaceuticals, Inc. (the “Company”) approved several matters related to compensation of executive officers:

Executive Officer Compensation, Bonuses and Equity Grants

The Compensation Committee authorized the payment of annual bonus awards to the Company’s principal executive officer, principal financial officer and Named Executive Officers (as defined in Item 402(a)(3) of Regulation S-K) for work performed by each such officer during the year ended December 31, 2008 (the “2008 Bonus Award”) and approved annual base salaries to be effective as of January 1, 2009 for each such officer. The 2008 Bonus Award for each officer was based on the Company’s overall performance in fiscal year 2008 and target bonus amounts previously established by the Company’s Board of Directors (30% of base salary for each vice president or senior vice president, and 50% of the base salary for the Company’s chief executive officer). In addition, each such officer was granted an incentive stock option to purchase shares of the Company’s common stock at a purchase price equal to $1.05 per share, the fair market value on the date of grant. Such options are subject to the provisions of the Company’s 2006 Stock Incentive Plan (the “Plan”) and are subject to the Company’s standard four-year vesting schedule. The following table sets forth the cash bonus and equity option awards for each such officer and the 2009 annual base salary for each such officer:

Name of Executive Officer	2008 Cash Bonus	No. Shares Subject to 2008 Performance Equity Grant	2009 Base Salary
Michael D. Kishbauch	$108,900	158,000	$377,750
Milind S. Deshpande, Ph.D.	$51,975	85,000	$303,190
Gautam Shah, Ph.D.	$47,817	43,500	$278,930
Mary Kay Fenton	$37,800	43,500	$235,500
Elizabeth Olek, D.O	$43,200	55,000	$252,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACHILLION PHARMACEUTICALS, INC.

Date: December 19, 2008	By:	/s/ Mary Kay Fenton

Mary Kay Fenton Chief Financial Officer